Exhibit 2.l.2
DARREN K. DESTEFANO
(703) 456-8034
ddestefano@cooley.com
October 31, 2011
Gladstone Capital Corporation
1521 Westbranch Drive, Suite 200
McLean, Virginia 22102
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the sale by Gladstone Capital Corporation, a Maryland corporation (the “Company”), of up to 1,610,000 shares of the Company’s Term Preferred Shares, 7.125% Series 2016, $0.001 par value (the “Shares”), pursuant to a Registration Statement on Form N-2, as amended (Registration No. 333-162592) (the “Registration Statement”), the related prospectus dated July 15, 2011 (the “Prospectus”) and the prospectus supplement dated October 28, 2011 (the “Prospectus Supplement”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement. The Prospectus Supplement relates to the offer and issue of the Shares in accordance with that certain Underwriting Agreement dated October 28, 2011, by and among the underwriters listed on Exhibit A thereto, the Company, Gladstone Management Corporation, a Delaware corporation, and Gladstone Administration LLC, a Delaware limited liability company (the “Agreement”).
In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement, the Company’s Articles of Amendment and Restatement of the Articles of Incorporation, the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, and Appendix A thereto related to the Term Preferred Shares, 7.125% Series 2016 and the Company’s Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, including the Agreement, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought independently to verify such matters.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents. Our opinion is expressed only with respect to the Maryland General Corporation Law.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares, when sold in accordance with the Registration
ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM

Gladstone Capital Corporation
October 31, 2011
Page Two
Statement and the related Prospectus and the Prospectus Supplement and the Agreement will be validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a post-effective amendment to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Sincerely,

Cooley LLP

By:	/s/ Darren K. DeStefano

Darren K. DeStefano
cc: Gladstone Capital Corporation
ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM